EXHIBIT 10.4

William R. Klesse______________________ ("Executive") and Ultramar Diamond Shamrock Corporation, a Delaware corporation (the "Company"), hereby enter into this Second Amendment to Employment Agreement between Executive and the Company and dated October 23, 1996_____________________, and effective as of December 3, 1996_____________________ (the "Employment Agreement"), as amended.

WHEREAS the Executive and the Company entered into the Employment Agreement as of the date stated above; and

WHEREAS Section 12.8 of the Employment Agreement provides that it may be amended only by an instrument in writing approved by the Company and signed by the Executive and the Company; and

WHEREAS the Company and Executive wish to amend the Employment Agreement to add certain provisions approved by the Compensation Committee of the Board of Directors of the Company effective as of September 6, 2000.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and in the Employment Agreement, it is agreed that, effective as of September 6, 2000, the Employment Agreement is amended as follows:

                                       I.

The first sentence of Section 2.1 is deleted and the following is substituted for it:

         During the Term, the Executive will serve as the Company's Executive Vice President Operations_____________________ and will have such duties, functions, responsibilities, and authority as are (i) consistent with the Executive's position as Executive Vice President Operations________________________ of the Company; or (ii) assigned to his office in the Company's bylaws; or (iii) reasonably assigned to him by the Company's Board of Directors (the "Board").

                                       II.

The first sentence of Section 3 is deleted and the following is substituted for it:

         In connection with his employment during the Term, unless otherwise agreed by the Executive, the Executive will be based at the Company's facility currently known as the Avon Refinery, located in Martinez, California.

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                                      III.

Sections 4.1(i) and (ii) are deleted and the following substituted for them:

         (i) Annual Base Salary and Cost of Living Adjustment. During the Term of this Agreement, the Company will pay to the Executive an annual base salary of not less than $420,000, which annual base salary may be modified from time to time by the Board (or the Compensation Committee thereof) in its sole discretion, payable at the times and in the manner consistent with the Company's' general policies regarding executive employees' compen-sation. Effective with the first payroll period following the Executive's relocation to the Avon Refinery and continuing thereafter for ten years (provided Executive remains employed by the Company and located at the Avon Refinery), the Company will pay Executive a cost of living adjustment ("COLA") determined and payable as provided herein. For the duration of the first year the COLA shall be $126,000. On the first through the ninth anniversary of the first COLA payment, the COLA shall reduced annually by $12,600. For example, on the second anniversary the COLA shall be $113,400; on the third anniversary the COLA shall be $100,800; subsequent years shall be reduced in like manner. On the tenth anniversary the COLA shall be $12,600. On the eleventh anniversary the COLA shall be discontinued it its entirety. The COLA shall be payable at the times and in the manner consistent with Executive's annual base salary, provided, however, that, unless otherwise provided in this Agreement, such COLA shall not be included for any compensation or benefits plan or policy as annual base salary or compensation, including (but not limited to) computation of annual incentive eligible earnings, or as eligible compensa-tion for any qualified or nonqualified retirement plans of the Company. The Board (or the Compensation Committee) may from time to time authorize such additional compensation to the Executive, in cash or in property, as the Board may determine its sole discretion to be appropriate.


         (ii) Annual Incentive Compensation. If the Board (or the Compensation Committee thereof) authorizes any cash incentive compensation or approves any other management incentive program or arrangement, the Executive will be eligible to participate in such plan, program, or arrangement under the general terms and conditions applicable executive and management employees; provided, however, that Executive's "annual incentive factor" under any annual incentive compensation program or arrangement shall not be less than 50% of his annual compensation (excluding the COLA). Nothing in this section 4.1(ii) will guarantee to the Executive any specific amount of incentive compensation, or prevent the Board (or the Compensation Committee thereof) from establishing performance goals and compensation targets applicable only to the Executive.

                                       IV.

Section 4.1 is amended by adding a new subsection (iii) that shall read as follows:

         (iii) Relocation. The Company shall relocate Executive to the Avon Refinery in accordance with the provisions of the Company's Relocation Guide updated October 11, 2000, as enhanced for relocations in connection with the Avon Refinery ("Relocation Guide"), a copy of which is attached hereto as Exhibit "B." Such Relocation Guide shall include (but is not limited to) benefits such as Executive's entitlement to an incidental moving expense allowance of $105,000, and an interest-free loan for up to $1,638,000 to purchase a primary residence, each such benefit to be governed by the terms and conditions of the Relocation Guide and any applicable agreements, including but not limited to a Promissory Note and Deed of Trust. If Executive's employment is involuntarily terminated other than for Cause as provided in Section 5.4(i) hereunder, or is voluntarily terminated as provided in Section 5.4(ii) as a result of Executive's death, Disability, or retirement during the term of this Agreement, in addition to all other rights and benefits of the Executive, the following shall apply: at the Executive's election in writing (or his spouse if Executive has died), made within twelve months of the event, the Company shall relocate the Executive and his family to their original location or other location of Executive's choice within the contiguous 48 United States in accordance with a relocation program at least as generous as the Relocation Guide (but excluding entitlement to any COLA and interest-free loan).

                                       V.

Subsections (1) and (2) of Section 5.5(i)(a) shall be revised to read as follows:

     (i) Form and Amount. Upon Executive's involuntary termination, other than for Cause, the Company shall:

         (a)  subject to Section 5.5(iii), pay or provide Executive

              (1) his annual salary (including COLA) and benefits until the date of termination,

              (2) within five business days after any revocation period in the release described in Section 5.5(iii) has expired, a lump sum cash payment equal to three multiplied by the sum of (x) and (y), where (x) is Executive's highest annual base salary (including any applicable COLA) in effect during the three years prior to his date of termination, and (y) is the highest annual incentive compensation earned by Executive during the three years prior to his termination; provided, however, that all amounts received by Executive pursuant to the Ultramar Diamond Shamrock Corporation Intermediate Incentive and Performance-Based Restricted Stock Plans shall not be considered "annual incentive compensation" for the purposes of this Section 5.5(i)
         (a)(2).

                                       VI.

Except as otherwise provided herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of September 6, 2000.

_____________________________________
Executive

ULTRAMAR DIAMOND SHAMROCK CORPORATION


By:__________________________________
     Chairman, President and CEO